EXHIBIT 23


January 8, 2010


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of FITWAYVITAMINS, INC. on Form S-1 of our audit report, dated December 14, 2009, relating to the accompanying audited financial statements (and related statements included there in) as of October 31, 2009 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.




De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
January 8, 2010